UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102 Burlingame, CA 94010
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On February 12, 2021, Corvus Pharmaceuticals, Inc. (“Corvus” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (the “Underwriters”), pursuant to which the Company agreed to issue and sell 8,571,429 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”) to the Underwriters (the “Offering)”. The Shares were sold at a price to the public of $3.50 per share, and were purchased by the Underwriters from the Company at a price of $3.29 per Share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days, to purchase up to an additional 1,285,714 shares of common stock.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-237040).

On February 17, 2021, the Offering closed and the Company completed the sale and issuance of an aggregate of 9,783,660 shares of Common Stock, which includes 1,212,231 shares of common stock pursuant to the underwriters’ partial exercise of their option to purchase additional shares of common stock. The Company received net proceeds from the Offering of approximately $31.8 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriter may be required to make because of such liabilities. The Company and the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock for 90 days after February 12, 2021 without first obtaining the written consent of the Underwriter, subject to certain exceptions as described in the prospectus supplement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of February 12, 2021, among Corvus Pharmaceuticals, Inc. and Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC as the underwriters.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: February 17, 2021	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer